EXHIBIT 10.1
FIRST MODIFICATION TO LOAN DOCUMENTS
     THIS FIRST MODIFICATION TO THE LOAN DOCUMENTS (“First Modification”) is given to be effective as of June 30, 2006, and is entered into by and among FIRST NATIONAL BANK OF COLORADO, a national bank association, as lender (“Lender”), METRETEK TECHNOLOGIES, INC., a Delaware corporation, as guarantor (the “Guarantor”), SOUTHERN FLOW COMPANIES, INC., a Delaware corporation, as borrower and debtor (“Southern Flow”), POWERSECURE, INC., a Delaware corporation, as borrower and debtor (“PowerSecure”), METRETEK INCORPORATED, a Florida corporation (“Metretek”). Southern Flow and PowerSecure are hereinafter sometimes referred to collectively herein as “Borrower” or “Borrowers”.
RECITALS
     This First Modification is entered into upon the basis of the following facts and circumstances:
     A. Lender, Borrowers, Guarantor and Metretek have entered into that certain Credit Agreement dated as of September 2, 2005 (the “Agreement”), pursuant to which Lender has agreed to extend a revolving line of credit to PowerSecure in the maximum aggregate amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Credit Facility A”), and a revolving line of credit to Southern Flow in the maximum aggregate amount of Two Million and 00/100 Dollars ($2,000,000.00) (the “Credit Facility B”).
     B. Credit Facility A and Credit Facility B are further evidenced by PowerSecure’s Facility A Note and Southern Flow’s Facility B Note dated September 2, 2005 (the “Notes”).
     C. Payment of the Notes is guaranteed by that certain Commercial Guaranty executed by Guarantor for the benefit of Lender (the “Guaranty”).
     D. The parties have agreed to modify the Loan Documents on the terms and conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing Recitals and the promises and agreements contained herein, the undersigned parties hereby agree to amend and modify the Loan Documents, as follows:
     1. Modification of Credit Agreement. The Credit Agreement is hereby amended as follows:

          (a) Annual Facility Fee Definition. The definition of “Annual Facility Fee” is hereby deleted.
          (b) Promise to Pay Fees. Section 3.2 is hereby deleted and replaced in its entirety as follows:
3.2 Promise to Pay Fees. Each Borrower shall pay an Annual Unused Fee on the average daily unused amount of the Credit Facility A and Credit Facility B during the preceding quarter and payable, in arrears, on the last day of each quarter, and continuing on the last day of each quarter until the Maturity Date. The initial payment of the Annual Unused Fee will be prorated based on the number of days from the Closing Date through the date the fee is paid, divided by the number of days in the quarter ending as of such date payable or the last Business Day of such quarter. If Borrower fails to make, when due, any payment of fees or expenses specified or referred to in this Agreement due to Lender, including, without limitation, Annual Unused Fee referred to in this Section or fees referred to elsewhere in this Agreement or in any separate agreement between Borrower and Lender relating to this Agreement or the transactions contemplated hereby, the amount due shall bear interest until paid at the Default Rate. Furthermore, such amount shall constitute part of the Facilities, secured by all of the Collateral.
          (c) Annual Unused Fee Definition. The definition of “Annual Unused Fee” is hereby deleted and replaced in its entirety as follows:
“Annual Unused Fee” means 0.125% of the average unused amount of the Facility A Total Draw Commitment or the Facility B Total Draw Commitment, as applicable.
          (d) Eligible A/R Definition. The definition of “Eligible A/R” is hereby deleted and replaced in its entirety as follows:
“Eligible A/R” shall mean Accounts of PowerSecure or Southern Flow, as applicable, arising in the ordinary course of such applicable Borrower’s business from arms-length transactions, provided, however, that unless otherwise approved by Lender in writing, a Account shall not constitute an Eligible A/R if:
(i) any account receivable or part thereof which is disputed or against which any defense or counter-claim or right of setoff has been asserted;
(ii) accounts where debtor has filed bankruptcy;
(iii) any account of the United States government or any department or agency thereof arising under a contract with any such account debtor,

unless such account is assignable and has been duly assigned to Lender and acknowledged in accordance with federal law;
(iv) any account of an account debtor whose chief executive officer or principal place of business is located outside of the United States of America;
(v) any account which is unpaid more than ninety (90) days past the date when payment is due on the invoice therefore;
(vi) any account of a person or entity which is controlled by or controls or is under common control with the account creditor or any account of an employee of the account creditor;
(vii) all accounts of an account debtor if ten percent (10%) or more of the total amount owed by the account debtor to the account creditor is ninety (90) days or more past due;
(viii) any account in which the Lender does not have a perfected, first priority security interest;
(ix) any account which the Lender reasonably determines to be ineligible for, among any number of reasons, includes that the account is of doubtful collection value.
          (e) Eligible Inventory Definition. The definition of “Eligible Inventory” is hereby deleted and replaced in its entirety as follows:
“Eligible Inventory” means all Inventory of PowerSecure or Southern Flow, as applicable, provided, however, that unless otherwise approved by Lender, no Inventory shall constitute Eligible Inventory if:
(i) such Inventory is owned in whole or in part by any Person other than PowerSecure or Southern Flow, as applicable;
(ii) PowerSecure or Southern Flow, as applicable, does not have a good, valid and marketable title to such Inventory;
(iii) any Inventory that is obsolete, damaged, defective or otherwise unable to be sold or used;
(iv) any Inventory not located in the United States of America;
(v) any Inventory in which the Lender does not have a valid, perfected first priority security interest, including all Inventory in which another creditor asserts a purchase money security interest, unless the purchase money security interest has been subordinated to the security interests of Lender in a form acceptable to Lender;
(vi) such Inventory does not conform in all respects to the warranties contained in this Agreement and the other Loan Documents; or

(vii) the Lender, in its reasonable discretion, designates such Inventory to be ineligible.
          (f) Facility B Borrowing Base Definition. The definition of “Facility B Borrowing Base” is hereby deleted and replaced in its entirety as follows:
“Facility B Borrowing Base” means (a) 80% of Eligible A/R of Southern Flow, plus (b) 20% of Eligible Inventory of Southern Flow, all as calculated on the most recent monthly Borrowing Base Report.
          (g) Interest; Interest Payments. Section 3.1(a) is hereby deleted and replaced in its entirety as follows:
3.1(a) Interest; Interest Payments. The Borrowers agree to pay interest on the Facility A Draw Outstandings or the Facility B Draw Outstandings, as applicable, from time to time as provided herein. Interest on the Credit Facility A and on the Credit Facility B shall be due and payable monthly in arrears on the first (1st) of each month, commencing August 1, 2006. With respect to both Borrowers, the unpaid principal balance of each Advance will bear interest at an annual rate equal to the Prime Rate. The applicable rate shall change on each day on which the Prime Rate changes.
          (h) Closing Deliveries. Section 6.2(c) is hereby deleted.
          (i) Monthly Financial Statements; Accounts Receivable Aging; Borrowing Base Report. Section 7.1(c) is hereby deleted and replaced in its entirety as follows:
7.1(c) Accounts Receivable Aging; Borrowing Base Report. Along with Borrower’s next request for an Advance and submission of a Borrowing Notice and within thirty (30) days after the end of each calendar month during the Fiscal Year thereafter, (i) Borrowing Base Report of Borrower; and (ii) accounts receivable aging; each covering the periods from the end of the immediately preceding Fiscal Year of the Borrower, to the end of such month, and for such month alone (if applicable), all in such detail as Lender may request and signed and certified to be correct by the president or chief financial officer of each Borrower and Guarantor, as applicable or other financial officer satisfactory to Lender.
          (j) Investments and Advances. Section 8.7 is hereby deleted and replaced in its entirety as follows:
8.7 Investments and Advances. Make any investment in, or advances to, any other Person, firm, or corporation, except (a) advance payments or deposits against purchases made in the ordinary course of Borrower’s regular business; (b) direct obligations of the United States of America; (c) money market mutual funds that invest in direct obligations of the United States of America; (d) advances to other Obligors or their Affiliates (subject to the restrictions thereon provided in this Agreement and provided no Default or Event of Default has occurred and is continuing), (e) investments in commercial paper and variable or fixed rate notes issued or guaranteed by U.S. corporations rated “A-1” or “A-2” by Standard & Poor’s Corporation or “P-1” or “P-2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $200,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation); and (f) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in foregoing clauses (b), (c), (e) and (f). In addition to the foregoing, an Obligor shall be permitted to make any other investment permitted under the Company’s Investment Policy as currently in effect, or as amended from time to time with the consent of the Lender.
          (k) Inter-Company Liability – PowerSecure. Section 8.9 is hereby deleted in its entirety.
          (l) PowerSecure Financial Covenants. Section 8.11(a)(i) is hereby deleted in its entirety.
          (m) PowerSecure Financial Covenants. Section 8.11(a)(ii) is hereby deleted in its entirety.
          (n) PowerSecure Financial Covenants. Section 8.11(a)(iii) is hereby deleted in its entirety and replaced as follows:
8.11(a)(iii) Current Assets to Current Liabilities Ratio. PowerSecure shall maintain a ratio of Current Assets of PowerSecure to Current Liabilities of PowerSecure of no less than 1.10:1, as of the end of any fiscal quarter. For purposes of this paragraph, (A) neither Facility shall be considered a Current Liability and (b) the Current Assets and Current Liabilities calculation shall exclude all receivables, loans or other advances owed to PowerSecure by any affiliate or made by PowerSecure to any Affiliate.

          (o) Southern Flow Financial Covenants. Section 8.11(b)(i) is hereby deleted in its entirety.
          (p) Southern Flow Financial Covenants. Section 8.11(b)(ii) is hereby deleted in its entirety and replaced as follows:
8.11(b)(ii) Tangible Net Worth. Southern Flow shall maintain a Tangible Net Worth of Southern Flow of no less than $1,500,000, as of the end of any fiscal quarter.
          (q) Guarantor Financial Covenants. Section 8.11(c)(i) is hereby deleted in its entirety and replaced as follows:
8.11(c)(i) Debt to Tangible Net Worth Ratio. Guarantor, on a consolidated basis as of the end of any fiscal quarter, shall not permit the ratio of Debt to Tangible Net Worth to exceed 2.00:1 during the time period beginning on the date hereof and at all times thereafter.
          (r) Guarantor Financial Covenants. Section 8.11(c)(ii) is hereby deleted in its entirety.
     2. Modification of Facility A Note. The interest rate on the outstanding principal balance of Facility A Note is reduced to the Prime Rate. Borrower shall pay interest on the outstanding principal balance of Facility A Note at the rate per annum equal to the Prime Rate.
     3. Modification of Facility B Note. The interest rate on the outstanding principal balance of Facility B Note is reduced to the Prime Rate. Borrower shall pay interest on the outstanding principal balance of Facility B Note at the rate per annum equal to the Prime Rate.
     4. Modification of Loan Documents. Any references in the Loan Documents to the Credit Agreement, the Notes, or the Commercial Guaranty shall mean the Credit Agreement, the Notes and the Commercial Guaranty as modified by this First Modification.
     5. Definitions. All capitalized terms used in this First Modification which are not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The defined terms set forth in this First Modification are hereby incorporated into the Credit Agreement.
     6. No Other Modifications. Except as expressly amended and modified by the terms of this First Modification, the terms and conditions of the Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed by Borrowers and Guarantor.

     7. Ratification. The parties hereby ratify and confirm the continued force and effect of the Loan Documents, as modified by this First Modification, without change except as specifically amended by this First Modification. It is expressly understood and agreed that this First Modification shall in no manner alter or affect (except as expressly provided therein), extinguish or impair the Indebtedness evidenced by the Loan Documents, and shall not extinguish or impair any rights and remedies of the Lender thereunder or the priority of the Loan Documents.
     8. Ratification of Guarantor. Guarantor hereby (a) consents to the amendment of the Loan Documents as set forth in this First Modification, (b) ratifies and confirms the continued force and effect of the Loan Documents, as modified by this First Modification, without change except as specifically amended by this First Modification, (c) ratifies and confirms the continued force and effect of the Commercial Guaranty to which Guarantor is signatory, and (d) covenants and agrees with the Lender to perform in a full and timely manner all of its obligations under the Loan Documents to which she is signatory, in accordance with such Loan Documents.
     9. No Release. Borrowers and Guarantor specifically acknowledge and agree that nothing contained in this First Modification shall be understood or construed to be a satisfaction or release in whole or in part of any Indebtedness evidenced by the Loan Documents, or to be an amendment or waiver of any of the provisions of the Loan Documents, except as specifically set forth in this First Modification, or as reasonably necessary to effect the amendments contained herein. Except as otherwise necessary to effect the intent hereof, the terms and conditions of the Loan Documents shall continue in full force and effect without change. Borrowers and Guarantor hereby affirm their respective agreements to be bound by all of the obligations, covenants, liabilities and warranties set forth in the Loan Documents in accordance with their respective terms, as amended by this First Modification, and acknowledge that no defenses exist to the enforcement of the Loan Documents in accordance with their respective terms and no basis exists for asserting any offset or other claim against the Lender.
     10. Representations and Warranties. Borrowers and Guarantor represents and warrants to the Lender:
          (a) To its knowledge after due inquiry regarding Credit Facility A or Credit Facility B, no Default or Event of Default under any of the Loan Documents, nor any event, that, with the giving of notice or the passage of time or both, would be a Default or an Event of Default under the Loan Documents herein has occurred and is continuing.
          (b) There has been no material adverse occurrence regarding the Obligors.
          (c) Except as disclosed in writing by the Borrowers and Guarantor to Lender as of the date hereof, each and all representations and warranties of Borrowers and Guarantor in the Loan Documents are restated and reaffirmed and are accurate on the date hereof to the same extent as though made as of the date of this First Modification, except to the extent such representations and warranties specifically relate to an earlier date.
          (d) The Borrowers and Guarantor have no claims, counterclaims, defenses, or set-offs against Lender with respect to Credit Facility A or Credit Facility B or the Loan Documents.
          (e) The Loan Documents, as modified herein, to which Borrowers and Guarantor are signatory are the legal, valid, and binding obligation of Borrowers and Guarantor, enforceable against such Borrowers and Guarantor in accordance with their terms.
          (f) Each of the Borrowers and Guarantor which is a legal entity is validly existing under the laws of the state of its formation or organization and has the requisite power and authority to execute and deliver this First Modification and to perform the Loan Documents to which such Borrowers and Guarantor is signatory. The execution and delivery of this First Modification and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of each Borrowers and Guarantor. This First Modification has been duly executed and delivered on behalf of each Borrowers and Guarantor.
     11. Savings Clause. If any provision in this First Modification is invalid, illegal, or unenforceable, the remaining provisions shall not be affected or impaired thereby, and there shall be substituted for the invalid, illegal, or unenforceable provision the most similar provision that is valid, legal and enforceable.
     12. Counterparts. This First Modification may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same First Modification.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWERS:

POWERSECURE, INC.		SOUTHERN FLOW COMPANIES, INC.

By:	/s/ A. Bradley Gabbard, August 7, 2006	By:	/s/ A. Bradley Gabbard, August 7, 2006

	A. Bradley Gabbard,		A. Bradley Gabbard,
	Executive Vice President and CFO		Executive Vice President and CFO

Address:	230 Capcom Avenue, Suite 107	Address:	132 Demanade Blvd.
	Wake Forest, North Carolina 27587		Lafayette, LA 70503
Facsimile:	(919) 556-3596	Facsimile:	337-237-3790

GUARANTOR:		METRETEK:

METRETEK TECHNOLOGIES, INC.		METRETEK INCORPORATED

By:	/s/ A. Bradley Gabbard, August 7, 2006	By:	/s/ A. Bradley Gabbard, August 7, 2006

	A. Bradley Gabbard,		A. Bradley Gabbard,
	Executive Vice President and CFO		Executive Vice President and CFO

Address:	303 East 17th Avenue, Suite 660	Address:	305-A East Drive
	Denver, CO 80203		Melbourne, FL 32904
Facsimile:	303-785-8085	Facsimile:	321-259-2900
LENDER:

FIRST NATIONAL BANK OF COLORADO

By:	/s/ Greg H. Atkinson Greg H. Atkinson,
Vice President
Address: 3033 Iris Avenue
Boulder, CO 80301-9032
Facsimile: 303-443-0181